Consent of Independent Accountants


We consent to the inclusion in Amendment No. 1 to this registration statement on Form S-1, (File No. 333-35181) of our report dated November 22, 1996, on our audits of the consolidated financial statements of Rayovac Corporation as of September 30, 1996 and June 30, 1996, and for the period July 1, 1996 to September 30, 1996 and each of the two years in the period ended June 30, 1996. We also consent to the references to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Milwaukee, Wisconsin
October 30, 1997